Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree that only one statement containing the information required by Schedule 13D and any further amendments thereto needs to be filed with respect to the beneficial ownership by each of the undersigned of the ordinary shares of Aesthetic Medical International Holdings Group Limited, a Cayman Islands company, and further agree that this Joint Filing Agreement be included as an exhibit to the Schedule 13D. Each of the undersigned acknowledges that each shall be responsible for the timely filing of amendments with respect to information concerning such undersigned reporting person, and for the completeness and accuracy of the information concerning such undersigned reporting person, contained therein, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning any other person making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: April 03, 2026

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

MY Universe (HK) Limited

By:	/s/ Wu Binhua
Name:	Wu Binhua
Title:	Authorized Representative

[Joint Filing Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

Hainan Oriental Jiechuang Investment
Partnership (Limited Partnership)

By:	/s/ Wu Binhua
Name:	Wu Binhua
Title:	Authorized Representative

[Joint Filing Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

Shenzhen Venture Capital M & A Fund
Management (Shenzhen) Co., Ltd.

By:	/s/ Sun Bin
Name:	Sun Bin
Title:	Legal Representative

[Joint Filing Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

Shenzhen Luohu Red Earth Pioneering Cci Capital Ltd

By:	/s/ Zhang Jian
Name:	Zhang Jian
Title:	Legal Representative

[Joint Filing Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

Shenzhen Capital Group Co., Ltd.

By:	/s/ Zuo Ding
Name:	Zuo Ding
Title:	Legal Representative

[Joint Filing Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

Shenzhen Lafang Investment Management Co., Ltd.

By:	/s/ Wu Binhua
Name:	Wu Binhua
Title:	Authorized Representative

[Joint Filing Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

Suqian Beibao Culture Communication Co., Ltd.

By:	/s/ Wen Guanbo
Name:	Wen Guanbo
Title:	Legal Representative

[Joint Filing Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

Suqian Baibao Technology Co., Ltd.

By:	/s/ Jia Wanxing
Name:	Jia Wanxing
Title:	Legal Representative

[Joint Filing Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

ZHENG Qingying

/s/ ZHENG Qingying

[Joint Filing Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

WU Guiqian

/s/ Wu Guiqian

[Joint Filing Agreement Signature Page]